UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                     ------------------------------------


                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                      OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                     ------------------------------------


                                DATE OF REPORT
               (Date of Earliest Event Reported): July 7, 1999


                                NATURADE, INC.
              (Exact Name of Registrant as Specified in Charter)

         DELAWARE
      (State or Other            33-7106-A               23-2442709
      Jurisdiction of            (Commission             (IRS Employer
      Incorporation)             File Number)            Identification No.)


                               14370 Myford Rd.
                           Irvine, California 92606
                   (Address of Principal Executive Offices)

                        Registrant's Telephone Number,
                     Including Area Code: (714) 573-4800


                            7110 East Jackson Street
                          Paramount, California 90723
                   (Former Address of Principal Executive Offices)









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Item 5.  OTHER EVENTS

         As reported previously, a civil judgment (the "Judgment") in the amount of $2,744,000 was entered in March, 1999 against Naturade, Inc. ("Naturade") by the United States Bankruptcy Court for the Northern District of Texas following a bench trial in a proceeding styled Jeffrey H. Mims, Chapter 7 Trustee v. Kennedy Capital, et al. The proceeding arose out of the bankruptcy case of Performance Nutrition, Inc. ("PNI"), on whose behalf the Trustee was acting (the "PNI Trustee").

         Naturade and the PNI Trustee have entered into a settlement agreement, which is subject to approval by the Bankruptcy Court. On July 7, 1999, the PNI Trustee filed an application seeking Bankruptcy Court approval of the settlement agreement. If approved, the settlement agreement will provide Naturade with a full release of the Judgment and the costs and interest thereon, as well as any and all other claims which the PNI Trustee has or might have against Naturade (including a preference claim for approximately $130,000 filed in January 1999 by the PNI Trustee against Naturade). The settlement agreement requires Naturade to deliver to the PNI Trustee (1) a cash payment of $1,350,000, (2) a promissory note in the amount of $424,000 amortized over 12 months at 5% interest, and (3) a contingent promissory note in the amount of $226,000, which will become payable only to the extent that Naturade's sales for the second, third and fourth quarters of 1999 exceed specified targets. The total cost to Naturade of the settlement is expected to range between $1,774,000 and $2,000,000, exclusive of interest on the promissory notes.

         The Bankruptcy Court has scheduled a hearing on the PNI Trustee's application to approve the settlement agreement for August 5, 1999. If the settlement agreement is approved, it is anticipated that the parties will consummate the terms of the settlement agreement before the end of August, 1999. Naturade has preserved its right to appeal the Judgment in the event that the Bankruptcy Court does not approve the settlement agreement.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this report that are not historical facts are forward-looking statements based on Naturade's current expectations and beliefs concerning future developments and their potential effects on Naturade. There can be no assurance that future developments affecting Naturade will be those anticipated by Naturade. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of Naturade) and are subject to change based upon various factors. Naturade undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the ongoing risks and uncertainties of Naturade's business, see Naturade's filings with the Securities and Exchange Commission.







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



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NATURADE, INC.



                                                 /s/ Lawrence J. Batina
                                             By: -----------------------
                                                 Lawrence J. Batina,
                                                 Chief Financial Officer

Dated: July 8, 1999



















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